Exhibit 10.4
ROOT, INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
1.Grant. Pursuant to the restricted stock unit grant summary (the “Grant Notice”) on the website with which this Restricted Stock Unit Agreement (the “Agreement”) is associated, Root, Inc., a Delaware corporation (the “Company”), has granted to the individual set forth in the Grant Notice (the “Participant”) a Restricted Stock Unit Award consisting of that number of restricted stock units (“RSUs”) set forth in the Grant Notice under the Root, Inc. Amended and Restated 2015 Equity Incentive Plan, as may be amended from time to time (the “Plan”), as set forth in the Grant Notice. By his or her electronic acceptance of the RSUs, Participant agrees to be bound by the terms and conditions contained in this Agreement, the Grant Notice and the Plan. Participant has reviewed the Grant Notice, this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the RSUs and fully understands all provisions of the Grant Notice, this Agreement and the Plan. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise. Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of RSUs is subject to the terms and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Agreement and the Plan.
2.RSUs. On or within thirty (30) days following each Vesting Date, the Company shall deliver one share of Common Stock with respect to each RSU that vests on such Vesting Date, which share shall be issued in certificated form or, if elected by the Company, uncertificated form through a book entry in the Company’s records. Unless and until an RSU vests, the Participant will have no right to settlement in respect of any such RSU. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting and Forfeiture.
(a)Subject to Sections 3(b) and 3(c) below, the RSUs shall vest as follows:
(i)Two vesting requirements must be satisfied on or before the Expiration Date1 specified in the Grant Notice in order for an RSU to vest — a time-based requirement (the “Time-Based Requirement”) and a liquidity event requirement (the “Liquidity Event Requirement”). No RSUs will vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Time-Based Requirement and the Liquidity Event Requirement are satisfied on or before the Expiration Date, the vesting date (“Vesting Date”) of a RSU will be the first date upon which both of those requirements were satisfied with respect to that particular RSU.
(ii)The Liquidity Event Requirement will be satisfied (as to any then-outstanding RSU that has not theretofore been terminated pursuant to Section 3(b) below) on the first to occur of: (1) the six month anniversary of or, if earlier, March 15 of the year following an Initial Public Offering or a Direct Listing or (2) the consummation of the Company’s Acquisition. For the purposes of this Agreement, (A) an “Initial Public Offering” shall mean the first public offering of the Company’s equity securities following the Grant Date set forth in the Grant Notice pursuant to an effective registration
1 NTD: Expiration Date to be reflected in Carta as the 7th anniversary of the date of grant.

statement filed with the Securities and Exchange Commission (the “SEC”) and (B) a “Direct Listing” shall mean the initial listing of the Company’s equity securities on a national securities exchange by means of a registration statement on Form S-1 filed by the Company with the SEC that registers existing capital stock of the Company for resale.
(iii)The Time-Based Requirement will be satisfied in accordance with the schedule set forth in the Grant Notice, subject to Participant’s continued status as an employee, officer, director or consultant of the Company or any Parent or Subsidiary of the Company through each applicable date in the schedule.
(b)In the event the Participant terminates service with the Company (or any Parent or Subsidiary of the Company) for any reason, such that the Participant is no longer an employee, officer, director or consultant of the Company or any Parent or Subsidiary of the Company, then all RSUs that have not satisfied the Time-Based Requirement on or prior to the date of such termination shall be immediately forfeited by the Participant as of the date of such termination without any payment of consideration therefor, and RSUs that have satisfied the Time-Based Requirement on or prior to the date of such termination shall remain eligible to vest subject to the satisfaction of the Liquidity Event Requirement prior to the Expiration Date.
(c)In addition, in the event that the Liquidity Event Requirement is not satisfied prior to the Expiration Date set forth in the Grant Notice, then the RSUs shall be forfeited in their entirety by the Participant as of the Expiration Date without any payment of consideration therefor.
4.Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or the shares of Common Stock. The Company shall not be obligated to deliver shares of Common Stock (whether in book entry or certificated form) to the Participant or the Participant’s legal representative unless and until the Participant shall have paid or otherwise satisfied in full the amount of all federal, state and local withholding taxes applicable to the taxable income of the Participant arising in connection with the RSUs and/or the shares of Common Stock.
5.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock that may become deliverable hereunder unless and until certificates representing such shares of Common Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
6.Non-Transferability. Except as may be expressly determined by the Committee, neither the RSUs nor any interest or right therein may be transferred in any manner except by will or by the laws of descent or distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
7.Distribution of Shares. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of shares of Common Stock unless such shares of Common Stock issuable upon such payment are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Committee has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any shares of Common Stock (whether in certificated or book-entry form) pursuant to this Agreement prior to the fulfillment of the conditions set forth in the Plan. In addition, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock or other securities under any applicable laws, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Common Stock or other securities to the Participant (or his or her estate, as applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will use reasonable efforts to meet the requirements of any such applicable laws and to obtain any such consent or approval of any such governmental authority.
8.Lock-Up Period. The Participant hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, the Participant shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during the one hundred eighty (180)-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, that such restriction shall apply only to the Company’s Initial Public Offering and to public offerings which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act (for the avoidance of doubt, such restriction shall also apply to a Direct Listing). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
9.Restrictions on Shares. Shares of Common Stock issued pursuant to the RSUs shall be subject to such terms and conditions as the Committee shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that such shares of Common Stock be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. Such terms and conditions may, in the Committee’s sole discretion, be contained in such other agreement as the Committee shall determine, in each case in a form determined by the Committee. The issuance of such shares of Common Stock shall be conditioned on the Participant’s consent to such terms and conditions and/or the Participant’s entering into such agreement or agreements. In addition, the Participant acknowledges and agrees that delivery of any shares of Common Stock in respect of RSUs shall be subject to and conditioned upon the Participant making such representations as the Committee shall deem necessary or advisable, in its sole discretion.
10.Securities Law Compliance. The Participant agrees and acknowledges that the Participant will not transfer in any manner the shares of Common Stock or other securities issued pursuant to the RSUs granted by this Agreement unless (i) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder, or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by any applicable laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such applicable laws.
11.No Effect on Service Provider Status. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve the Company or any Parent or Subsidiary thereof in any capacity, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary thereof, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Parent or Subsidiary thereof.
12.Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
13.Investment Representations. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant that (i) the Participant is holding the RSUs for the Participant’s own account, and not for the account of any other person, and (ii) the Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
14.Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RSUs and that the Participant is not relying on the Company for tax advice.
15.Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee.
16.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
17.Code Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with all related Department of Treasury guidance, “Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice to the contrary, if the Committee determines that the RSUs or any amounts payable under this Agreement may be subject to Section 409A, the Committee may adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Committee determines to be necessary or appropriate to either (a) exempt the amounts payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such amounts, or (b) comply with the requirements of Section 409A; provided, however, that nothing in this Section 17 shall create any obligation on the part of the Company to adopt any such amendment or take any other action.
18.Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Sections 2.2 and 18 of the Plan.
19.Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the

Company records, and to the Company at its principal executive office, or to such other address as either party may designate in writing from time to time to the other party or when delivered by electronic mail to the electronic mail address set forth in the Grant Notice or elsewhere on the website with which this Agreement is associated.
20.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
21.Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio, without giving effect to any principles of conflicts of law.
22.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.